EXHIBIT 23.1


[KPMG logo]


      KPMG  LLP                                        Telephone (604) 691-3000
      Chartered Accountants                            Telefax   (604) 691-3031
      Box 10426, 777 Dunsmuir Street                   www.kpmg.ca
      Vancouver BC V7Y 1K3
      Canada




                         INDEPENDENT AUDITORS' CONSENT


To the Board of Directors
Unity Wireless Corporation


We consent to the incorporation by reference in Form SB-2 (No. 333-82922) and S-8 (No. 333-59674) of Unity Wireless Corporation (the "Company") of our report dated March 1, 2002, with respect to the consolidated balance sheets of the Company as of December 31, 2001 and 2000 and the related consolidated statements of operations and comprehensive loss, stockholders' equity and cash flows, for each of the years then ended, which report appears in the December 31, 2001 annual report on Form 10-KSB of the Company.





/s/ KPMG LLP

Chartered Accountants

Vancouver, Canada
March 28, 2002






      KPMG LLP, a Canadian owned limited liability partnership established under the laws of Ontario, is a member firm of KPMG International, a Swiss association.